                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) October 5, 2001.
                                                          ----------------


                              STONEPATH GROUP, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)



        Delaware                        0-26929                  65-0867684
--------------------------------------------------------------------------------
(State or Other Jurisdic-       (Commission File Number)      (IRS Employer
 tion of Incorporation)                                      Identification No.)


Two Penn Center Plaza, Suite 605, Philadelphia, PA                 19102
-----------------------------------------------------            ---------
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code 215-564-9190
                                                   ------------

                                 Not Applicable
                  ---------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.


         On October 5, 2001, through its newly created wholly owned subsidiary, Stonepath Logistics, Inc., Stonepath Group, Inc. (the "Company") acquired 100 percent of the outstanding stock of M.G.R., Inc., d/b/a "Air Plus Limited" and its operating affiliates, a group of Minneapolis-based privately held companies that provide a full range of logistics and transportation services (collectively, "Air Plus"). The stock was acquired from a shareholder group consisting of Gary Koch, Jack Duffey, David Koch, Robert G. Heydt, Robert Carlson and James Such. The stock was acquired in an arm's-length transaction with no material relationship existing between the selling stockholders, Air Plus or the Company prior to the transaction. The total value of the transaction is $34.5 million, consisting of cash of $17.5 million which was paid at closing and a four year earn-out arrangement based upon the future financial performance of Air Plus. The cash component of the transaction was financed through existing funds of the Company.

         Founded in 1990, Air Plus is one of the leading time definite transportation logistics organizations operating in the United States providing a full range of transportation and distribution solutions including warehousing and order fulfillment. Air Plus services a customer base of manufacturers, distributors and national retail chains through its network of 16 offices in 13 North American cities and Puerto Rico and an extensive network of over 200 agents.

         On October 8, 2001, the Company issued a Press Release announcing the transaction. A copy of the Press Release is attached to this Form 8-K as Exhibit 99.1.

Item 5. Other Events.

         On October 9, 2001, the Company held its Annual Meeting of Stockholders. At the Meeting, the Stockholders elected a Board of Directors consisting of Dennis L. Pelino as Chairman, Andrew Panzo, Robert McCord, David Jones, Aloysius T. Lawn, IV, Frank Palma and J. Douglass Coates, and ratified the appointment of KPMG LLP as the Company's independent auditor.

         On October 10, 2001, the Company issued a press release announcing the results of the Annual Meeting. A copy of the Press Release is attached to this Form 8-K as Exhibit 99.2.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


         (a) Financial Statements of Acquired Businesses.

             M.G.R., Inc. d/b/a Air Plus Limited, Distribution Services, Inc. and Contract Air, Inc.

             Independent Auditors' Report

             Combined Balance Sheets as of December 31, 1999 and 2000, and June 30, 2001 (unaudited)

             Combined Statements of Operations for the years ended December 31, 1998, 1999, and 2000, and the six months ended June 30, 2000 and 2001 (unaudited)

             Combined Statements of Changes in Shareholders' Equity and Comprehensive Income for the years ended December 31, 1998, 1999, and 2000, and the six months ended June 30, 2001 (unaudited)

             Combined Statements of Cash Flows for the years ended December 31, 1998, 1999, and 2000, and the six months ended June 30, 2000 and 2001 (unaudited)

             Notes to Combined Financial Statements

         (b) Pro Forma Financial Information.

             It is impracticable at the time of the filing of this Current Report on Form 8-K to provide the pro forma financial information that will show the acquisition of Air Plus by the Company as required by Regulation S-X. Accordingly, the Company will file the required pro forma financial information under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event not later than 60 days after the date on which this Current Report must be filed with the Commission.

         (c) Exhibits (referenced to Item 601 of Regulation S-K).

         2.5 Stock Purchase Agreement by and among Stonepath Logistics, Inc., Stonepath Group, Inc. and M.G.R., Inc, Distribution Services, Inc., Contract Air, Inc., the Shareholders of M.G.R., Inc., Distribution Services, Inc., Contract Air, Inc. and Gary A. Koch (as Shareholders' Agent)

         2.6 First Amendment to Stock Purchase Agreement by and among Stonepath Logistics, Inc., Stonepath Group, Inc. and M.G.R., Inc, Distribution Services, Inc., Contract Air, Inc., the Shareholders of M.G.R., Inc., Distribution Services, Inc., Contract Air, Inc. and Gary A. Koch (as Shareholders' Agent)

         10.65 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc and Jack E. Duffey

         10.66 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc and David A. Koch

         10.67 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc and Robert G. Heydt

         10.68 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc and James R. Such

         10.69 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc and Robert C. Carlson

         10.70 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc and Gary A. Koch

         23     Consent of Independent Accountants

         99.1   Press Release dated October 8, 2001

         99.2   Press Release dated October 10, 2001

                  FINANCIAL STATEMENTS PROVIDED UNDER ITEM 7(a)



                          Independent Auditors' Report



The Board of Directors and Shareholders of
M.G.R., Inc. d/b/a Air Plus Limited, Distribution Services, Inc., and Contract Air, Inc.:


We have audited the accompanying combined balance sheets of M.G.R., Inc. d/b/a Air Plus Limited, Distribution Services, Inc., and Contract Air, Inc. (the Companies) as of December 31, 1999 and 2000, and the related combined statements of operations, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of M.G.R., Inc. d/b/a Air Plus Limited, Distribution Services, Inc., and Contract Air, Inc. as of December 31, 1999 and 2000 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                                     /s/ KPMG LLP

Minneapolis, Minnesota
September 24, 2001

                M.G.R., INC. d/b/a AIR PLUS LIMITED, DISTRIBUTION
                     SERVICES, INC., AND CONTRACT AIR, INC.
                             Combined Balance Sheets

                                                                           As of December 31,               June 30,
                                    Assets                               1999             2000                2001
                                                                     ------------     ------------        ------------
                                                                                                           (unaudited)
Current Assets:
     Cash and cash equivalents                                       $    510,755     $    839,665        $    586,817
     Marketable securities                                                564,635          304,589             347,884
     Accounts receivable, less allowance for doubtful accounts
         of $60,194, $177,956, and $158,027 in 1999, 2000,
         and 2001, respectively                                         7,220,077       10,655,783           7,538,801
     Prepaid expenses                                                      71,855          198,995             301,038
                                                                     ------------     ------------        ------------
         Total current assets                                           8,367,322       11,999,032           8,774,540

     Property and equipment, net                                        1,179,320        1,503,285           1,427,010
     Other assets                                                         177,380          222,778             215,083
                                                                     ------------     ------------        ------------
                                                                     $  9,724,022     $ 13,725,095        $ 10,416,633
                                                                     ============     ============        ============

            Liabilities and Shareholders' Equity
Current Liabilities
     Accounts payable                                                $  4,867,264     $  8,072,028        $  4,860,825
     Accrued expenses                                                     848,518          823,236           1,100,332
     Notes payable to shareholders                                        500,000          952,773             485,881
     Short-term borrowings                                                     --               --             250,000
                                                                     ------------     ------------        ------------
        Total current liabilities                                       6,215,782        9,848,037           6,697,038
                                                                     ------------     ------------        ------------

Commitments and contingencies (note 8)

Shareholders' equity
     M.G.R., Inc. d/b/a Air Plus Limited common stock, no par value       301,500          301,500             301,500
        (250,000 shares authorized, 17,700 issued and outstanding)
     Distribution Services, Inc. common stock, no par value                 1,000            1,000               1,000
        (250,000 shares authorized, 10,000 issued and outstanding)
     Contract Air, Inc. common stock, no par value                          1,770            1,770               1,770
        (250,000 shares authorized, 17,700 issued and outstanding)
     Retained earnings                                                  3,118,019        3,557,176           3,584,693
     Accumulated other comprehensive (loss) income                         85,951           15,612            (169,368)
                                                                     ------------     ------------        ------------
        Total shareholders' equity                                      3,508,240        3,877,058           3,719,595
                                                                     ------------     ------------        ------------
                                                                     $  9,724,022     $ 13,725,095        $ 10,416,633
                                                                     ============     ============        ============

See accompanying notes to combined financial statements.

                M.G.R., INC. d/b/a AIR PLUS LIMITED, DISTRIBUTION
                     SERVICES, INC., AND CONTRACT AIR, INC.
                        Combined Statements of Operations

                                                     Year ended December 31,                      Six months ended June 30,
                                        -------------------------------------------------      --------------------------------
                                            1998              1999              2000               2000               2001
                                        -------------     -------------     -------------      -------------      -------------
                                                                                                (unaudited)        (unaudited)
Revenues                                $  35,003,915     $  43,393,458     $  56,201,458      $  19,698,634      $  26,014,801

Operating expenses:
     Purchased transportation             (21,130,031)      (26,352,699)      (31,856,174)       (11,525,749)       (15,678,882)
     Salaries, wages and benefits          (7,278,011)       (8,922,117)      (11,805,734)        (3,268,444)        (4,653,885)
     Depreciation and amortization           (265,394)         (351,542)         (424,803)          (162,484)          (240,787)
     Rent                                    (595,235)       (1,169,590)       (2,097,615)          (961,851)        (1,348,087)
     Other selling, general and
       administrative                      (2,509,367)       (3,380,600)       (6,216,391)        (2,134,739)        (3,417,458)
                                        -------------     -------------     -------------      -------------      -------------

        Total operating expenses          (31,778,038)      (40,176,548)      (52,400,717)       (18,053,267)       (25,339,099)
                                        -------------     -------------     -------------      -------------      -------------

        Income from operations              3,225,877         3,216,910         3,800,741          1,645,367            675,702

Other income (expense)
     Interest and dividend income              88,469            56,028            55,542             15,686              8,080
     Interest expense (affiliate)                  --               (22)          (21,929)           (15,948)           (31,848)
     Other, net                               (93,044)           51,733           (44,465)            66,961                 --
                                        -------------     -------------     -------------      -------------      -------------

        Total other income (expense)           (4,575)          107,739           (10,852)            66,699            (23,768)
                                        -------------     -------------     -------------      -------------      -------------

        Net earnings                    $   3,221,302     $   3,324,649     $   3,789,889      $   1,712,066      $     651,934
                                        =============     =============     =============      =============      =============

See accompanying notes to combined financial statements.

                M.G.R., INC. d/b/a AIR PLUS LIMITED, DISTRIBUTION
                     SERVICES, INC., AND CONTRACT AIR, INC.
 Combined Statements of Changes in Shareholders' Equity and Comprehensive Income

                                                 M.G.R., Inc., d/b/a        Distribution
                                                 Air Plus Limited          Services, Inc.         Contract Air, Inc.
                                                   common stock            common stock             common stock
                                                   no par value            no par value             no par value
                                             ----------------------   ----------------------   ----------------------    Retained
                                               Shares       Amount      Shares       Amount      Shares       Amount     earnings
                                             ----------   ---------   ----------   ---------   ----------   ---------  ------------
Balance at December 31, 1997                     17,700   $ 301,500       10,000   $   1,000           --   $      --  $  2,224,514

Comprehensive income:
    Net earnings                                     --          --           --          --           --          --     3,221,302
    Unrealized gain on marketable securities         --          --           --          --           --          --            --

Total comprehensive income
Issuance of stock                                    --          --           --          --       17,700       1,770            --
Distributions to shareholders                        --          --           --          --           --          --    (2,454,190)
                                             ----------   ---------   ----------   ---------   ----------   ---------  ------------
Balances at December 31, 1998                    17,700   $ 301,500       10,000   $   1,000       17,700   $   1,770  $  2,991,626

Comprehensive income:
    Net earnings                                     --          --           --          --           --          --     3,324,649
    Unrealized gain on marketable securities         --          --           --          --           --          --            --

Total comprehensive income
Distributions to shareholders                        --          --           --          --           --          --    (3,198,256)
                                             ----------   ---------   ----------   ---------   ----------   ---------  ------------
Balances at December 31, 1999                    17,700   $ 301,500       10,000   $   1,000       17,700   $   1,770  $  3,118,019

Comprehensive income:
    Net earnings                                     --          --           --          --           --          --     3,789,889
    Unrealized gain on marketable securities         --          --           --          --           --          --            --

Total comprehensive income
Distributions to shareholders                        --          --           --          --           --          --    (3,350,732)
                                             ----------   ---------   ----------   ---------   ----------   ---------  ------------
Balances at December 31, 2000                    17,700   $ 301,500       10,000   $   1,000       17,700   $   1,770  $  3,557,176

Comprehensive income:
    Net earnings                                     --          --           --          --           --          --       651,934
    Unrealized loss on marketable securities         --          --           --          --           --          --            --

Total comprehensive income
Distributions to shareholders                        --          --           --          --           --          --      (624,417)
                                             ----------   ---------   ----------   ---------   ----------   ---------  ------------
Balances at June 30, 2001 (unaudited)            17,700   $ 301,500       10,000   $   1,000       17,700   $   1,770  $  3,584,693
                                             ==========   =========   ==========   =========   ==========   =========  ============

                                                        Accumulated
                                                          other
                                                       comprehensive
                                                       income (loss)        Total
                                                     ----------------    ------------
Balance at December 31, 1997                           $     (9,727)     $  2,517,287

Comprehensive income:
    Net earnings                                                 --         3,221,302
    Unrealized gain on marketable securities                 23,281            23,281
                                                                         ------------
Total comprehensive income                                                  3,244,583
Issuance of stock                                                --             1,770
Distributions to shareholders                                    --        (2,454,190)
                                                       ------------      ------------
Balances at December 31, 1998                          $     13,554      $  3,309,450

Comprehensive income:
    Net earnings                                                 --         3,324,649
    Unrealized gain on marketable securities                 72,397            72,397
                                                                         ------------
Total comprehensive income                                                  3,397,046
Distributions to shareholders                                    --        (3,198,256)
                                                       ------------      ------------
Balances at December 31, 1999                          $     85,951      $  3,508,240

Comprehensive income:
    Net earnings                                                 --         3,789,889
    Unrealized gain on marketable securities                (70,339)          (70,339)
                                                                         ------------
Total comprehensive income                                                  3,719,550
Distributions to shareholders                                    --        (3,350,732)
                                                       ------------      ------------
Balances at December 31, 2000                          $     15,612      $  3,877,058

Comprehensive income:
    Net earnings                                                 --           651,934
    Unrealized loss on marketable securities               (184,980)         (184,980)
                                                                         ------------
Total comprehensive income                                                    466,954
Distributions to shareholders                                    --          (624,417)
                                                       ------------      ------------
Balances at June 30, 2001 (unaudited)                  $   (169,368)     $  3,719,595
                                                       ============      ============

See accompanying notes to combined financial statements

                M.G.R., INC. d/b/a AIR PLUS LIMITED, DISTRIBUTION
                     SERVICES, INC., and CONTRACT AIR, INC.
                        Combined Statements of Cash Flows

                                                                           As of December 31,             Six months ended June 30,
                                                             ------------------------------------------   -------------------------
                                                                 1998           1999           2000           2000          2001
                                                             ------------   ------------   ------------   ------------   ----------
                                                                                                          (unaudited)    (unaudited)
Cash flows from operating activities:
     Net earnings                                            $  3,221,302   $  3,324,649   $  3,789,889   $  1,712,066   $  651,934
      Adjustments to reconcile net earnings to net cash
         provided by operating activities:
         Depreciation and amortization                            265,394        351,542        424,803        162,484      240,787
         Bad debt provision                                         4,696         28,459        403,797         15,494       19,930
         Write-off of private equity investment                   100,000             --             --             --           --
         Loss (gain) on sale of marketable securities              (6,956)       (51,733)        44,465        (66,961)          --
      Changes in assets and liabilities:
         Accounts receivable                                   (1,196,291)    (2,020,350)    (3,839,503)     2,073,523    3,097,052
         Prepaid expenses                                           7,222        (10,715)      (127,140)       (89,849)    (102,043)
         Other assets                                             (63,000)       (96,084)       (45,398)           266        7,695
         Accounts payable                                         449,869      1,436,376      3,204,764     (2,066,747)  (3,211,203)
         Accrued expenses                                         114,107        355,005        (25,282)      (194,691)     277,096
                                                             ------------   ------------   ------------   ------------   ----------
                  Net cash provided by operating activities     2,896,343      3,317,149      3,830,395      1,545,585      981,248

Cash flows from investing activities:
      Proceeds from sale of property and equipment                  3,496          2,417         21,434             --           --
      Purchase of property and equipment                         (640,280)      (553,249)      (768,273)      (108,195)    (164,512)
      Purchase of marketable securities                          (152,254)      (156,480)        (3,132)            --     (253,275)
      Proceeds from sale of marketable securities                 240,045        123,220        146,445        103,320       25,000
                                                             ------------   ------------   ------------   ------------   ----------
                  Net cash used in investing activities          (548,993)      (584,092)      (603,526)        (4,875)    (392,787)

Cash flows from financing activities:
      Short-term borrowings                                            --             --             --             --      250,000
      Proceeds from notes to shareholders                              --        500,000        452,773             --           --
      Repayments of notes to shareholders                              --             --             --       (260,965)    (466,892)
      Issuance of stock                                             1,770             --             --             --           --
      Distributions to shareholders                            (2,454,190)    (3,198,256)    (3,350,732)    (1,170,497)    (624,417)
                                                             ------------   ------------   ------------   ------------   ----------
                   Net cash used in financing activities       (2,452,420)    (2,698,256)    (2,897,959)    (1,431,462)    (841,309)
                                                             ------------   ------------   ------------   ------------   ----------

                   Net (decrease) increase in cash and
                     cash equivalents                            (105,070)        34,801        328,910        109,248     (252,848)
Cash and cash equivalents at beginning of period                  581,024        475,954        510,755        510,755      839,665
                                                             ------------   ------------   ------------   ------------   ----------
Cash and cash equivalents at end of period                   $    475,954   $    510,755   $    839,665   $    620,003   $  586,817
                                                             ============   ============   ============   ============   ==========

Supplemental disclosure of cash flow information:
     Cash paid for interest                                  $         --   $         --   $     21,929   $     15,948   $   29,660
                                                             ============   ============   ============   ============   ==========

See accompanying notes to combined financial statements.

                M.G.R., INC. d/b/a AIR PLUS LIMITED, DISTRIBUTION
                     SERVICES, INC., and CONTRACT AIR, INC.

                     Notes to Combined Financial Statements

                (Information as of June 30, 2001 and for the six
               months ended June 30, 2000 and 2001 is unaudited)

(1) Nature of Operations and Basis of Presentation

    M.G.R., Inc. d/b/a Air Plus Limited, Distribution Services, Inc., and Contract Air, Inc. (the Companies) collectively constitute a national logistics company specializing in providing air and ground time definite freight distribution services to shippers and businesses. The Companies (through Contract Air, Inc.) also provide transportation services for a portion of the logistics business. The Companies are headquartered in Minneapolis, Minnesota and maintain offices in 13 major metropolitan areas in the United States and Puerto Rico. The three entities included in the accompanying combined financial statements are related businesses under common control and management. All significant intercompany accounts and transactions have been eliminated in the combination.

(2) Summary of Significant Accounting Policies

    (a) Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand and investments in money market funds. The Companies consider all highly liquid instruments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash deposits and investments are held with high-quality financial institutions thereby reducing credit risk concentrations.

    (b) Marketable Securities

        Marketable securities are classified as available for sale and are reported at fair value, based on quoted market prices, with the unrealized gain or loss reported as a component of other comprehensive income or loss in shareholders' equity.

    (c) Property and Equipment

        Property and equipment are carried at cost, less accumulated depreciation computed on a straight-line basis over the estimated useful lives of the respective assets. Depreciation is computed using a three-year life for software, ten-year life for furniture and office equipment, three-year life for vehicles, and the shorter of the lease term or useful life for leasehold improvements. Expenditures for maintenance, repairs, and renewals of minor items are charged to earnings as incurred. Major renewals and improvements are capitalized.

    (d) Impairment of Long-Lived Assets

        Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


                                       6                             (Continued)

                M.G.R, INC. d/b/a AIR PLUS LIMITED, DISTRIBUTION
                     SERVICES, INC., and CONTRACT AIR, INC.

                     Notes to Combined Financial Statements

                (Information as of June 30, 2001 and for the six
               months ended June 30, 2000 and 2001 is unaudited)

    (e) Income Taxes

        The Companies have elected under Section 1362 of the Internal Revenue Code and similar provisions of the State of Minnesota tax laws, to be taxed as an S Corporation. Income or losses of the Companies are passed directly to the Companies' shareholders; therefore, no provision is reflected in these combined financial statements.

        On August 30, 2001, the Companies entered into a definitive sale agreement with a publicly held company (see note 10). As a result, the Companies' election to be treated as an S corporation will be terminated, and the Companies will account for income taxes pursuant to Financial Accounting Standard Board (FASB) Statement No. 109, effective on the date the Companies are sold.

    (f) Revenue Recognition

        Revenues related to shipments are recognized at the time the freight is delivered. All other revenues, including storage, are recognized upon performance.

    (g) Major Customer and Concentration of Credit Risk

        A single customer accounted for approximately 71%, 71%, 58%, 57% and 50% of revenue in 1998, 1999, 2000 and the six months ended June 30, 2000 and 2001, respectively. This same customer accounted for approximately 34%, 40%, and 38% of accounts receivable at December 31, 1999 and 2000, and June 30, 2001, respectively.

    (h) Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (i) Comprehensive Income

        Comprehensive income is calculated in accordance with FASB Statement No. 130, Reporting Comprehensive Income. Statement 130 requires that unrealized gains and losses on the Companies' marketable securities be included in accumulated other comprehensive income as a component of shareholders' equity.


                                       7                             (Continued)

                M.G.R., INC. d/b/a AIR PLUS LIMITED, DISTRIBUTION
                     SERVICES, INC., and CONTRACT AIR, INC.

                     Notes to Combined Financial Statements

                (Information as of June 30, 2001 and for the six
               months ended June 30, 2000 and 2001 is unaudited)

    (j) Impact of Recently Issued Accounting Standards

        FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by FASB Statement No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities (an amendment of FASB Statement No. 133), is effective January 1, 2001. Statement 133 will require the Companies to recognize all derivatives on the combined balance sheet at fair value. The adoption of Statement 133 will not have a significant effect on the Companies' results of operations or financial position.

    (k) Interim Financial Information (unaudited)

        Information presented as of June 30, 2001, and for the six month periods ended June 30, 2000 and 2001, is unaudited. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements, and reflect all adjustments necessary to present fairly the financial position as of June 30, 2001, and the result of operations and cash flows for the six month periods ended June 30, 2000 and 2001. The results of operations for these interim periods are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole.


(3) Marketable Securities

    Marketable securities consist of the following:

                                                         Gross          Gross
                                                       Unrealized     Unrealized     Fair Value
                                           Cost          Gains          Losses
          December 31, 1999
          Equity securities             $  203,684      $ 85,951      $       --    $ 289,635
          Debt securities                  275,000            --              --      275,000
                                        ----------      --------      ----------    ---------
                                        $  478,684      $ 85,951      $       --    $ 564,635
                                        ==========      ========      ==========    =========

          December 31, 2000
          Equity securities             $   13,977      $ 15,612      $       --    $  29,589
          Debt securities                  275,000            --              --      275,000
                                        ----------      --------      ----------    ---------
                                        $  288,977      $ 15,612      $             $ 304,589
                                        ==========      ========      ==========    =========

          June 30, 2001 (unaudited)
          Equity securities             $  267,252      $ 61,244      $ (230,612)   $  97,884
          Debt securities                  250,000            --              --      250,000
                                        ----------      --------      ----------    ---------
                                        $  517,252      $ 61,244      $ (230,612)   $ 347,884
                                        ==========      ========      ==========    =========

    Debt securities consist primarily of fixed income funds investing in government obligations.


                                       8                             (Continued)

                M.G.R., INC. d/b/a AIR PLUS LIMITED, DISTRIBUTION
                     SERVICES, INC., and CONTRACT AIR, INC.

                     Notes to Combined Financial Statements

                (Information as of June 30, 2001 and for the six
               months ended June 30, 2000 and 2001 is unaudited)

(4) Property and Equipment

    Property and equipment consist of the following:

                                                              December 31,
                                                          1999          2000
                                                      --------------------------

            Software                                  $   778,469   $ 1,100,106
            Furniture and office equipment              1,559,712     1,927,698
            Vehicles                                       95,862        75,761
            Leasehold improvements                        140,708       160,935
                                                      -----------   -----------
                                                        2,574,751     3,264,500
            Less accumulated depreciation              (1,395,431)   (1,761,215)
                                                      -----------   -----------
                                                      $ 1,179,320   $ 1,503,285
                                                      ===========   ===========

(5) Short-term Borrowings

    The Companies have a $3,000,000 bank line of credit extending through October 15, 2001. Borrowings under the line bear interest at the Wall Street Journal Prime Rate (6.75% at June 30, 2001) and are secured by the general assets of M.G.R., Inc.

(6) Related Party Transactions

    The Companies have entered into a series of notes payable with shareholders. These notes bear interest at 8%, and are payable in equal monthly installments of principal and interest. The current agreements had an original term of one year, with the final installment due in November 2001. Interest under these notes totaled $0, $0, $21,929, $15,948 and $29,660 in 1998, 1999, 2000 and the six months ended June 30, 2000 and 2001, respectively.

    Included in operating leases are two buildings leased from the Companies' principal shareholder. Rent under these leases was determined by a survey of comparable building rents and totaled $200,000, $312,000, $312,000, $156,000 and $156,000 in 1998, 1999, 2000, and the six months ended June 30, 2000 and 2001, respectively.

(7) Employee Benefit Plan

    The Companies have an employee savings plan (the Plan) for eligible employees under Section 401(k) of the Internal Revenue Code. The Plan allows employees to defer up to 6% of their compensation on a pretax basis. The Companies may, at their discretion, match a portion of the employee deferrals. In 1998, 1999, 2000, and the six months ended June 30, 2000 and 2001, the Companies' contributions under the Plan were $318,541, $397,013, $233,820, $0 and $0, respectively.

                                       9                             (Continued)

                M.G.R., INC. d/b/a AIR PLUS LIMITED, DISTRIBUTION
                     SERVICES, INC., and CONTRACT AIR, INC.

                     Notes to Combined Financial Statements

                (Information as of June 30, 2001 and for the six
               months ended June 30, 2000 and 2001 is unaudited)


 (8) Commitments and Contingencies

     (a) Leases

         The Companies occupy office and warehouse facilities under terms of operating leases expiring through 2006. Future minimum annual lease payments under noncancelable leases in excess of one year are as follows:

            Year ending                        Third           Related
            December 31,                       party            party
            ------------                    -----------       ----------

              2001                          $ 1,614,895          312,000
              2002                            1,432,104          312,000
              2003                              894,183          256,000
              2004                              789,353          144,000
              2005                              784,101           72,000
              Thereafter                        267,926               --
                                            -----------       ----------

                                            $ 5,782,562        1,096,000
                                            ===========       ==========

     (b) Litigation

         The Companies are involved in claims and lawsuits which arise in the normal course of business, none of which currently, in management's opinion, will have a significant effect on the Companies' financial statements.

 (9) Fair Value of Financial Instruments

     The Companies' financial instruments, other than cash, consist primarily of cash equivalents, accounts receivable, accounts payable, accrued expenses, and notes payable to shareholders. The cost of these financial instruments approximate their fair values based upon their short-term nature or market interest rates.

(10) Subsequent Event

     On August 30, 2001, the Companies entered into a definitive agreement for sale of the Companies to Stonepath Group, Inc., a publicly traded corporation, for $34.5 million consisting of cash of $17.5 million at closing and a four-year earn-out arrangement based upon the future financial performance of the Companies. The acquisition is subject to customary closing conditions, including the completion of audited financial statements and the receipt of a fairness opinion.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              STONEPATH GROUP, INC.



Date: October 18, 2001        By: /s/ Dennis L. Pelino
                                  --------------------------------------------
                                  Name: Dennis L. Pelino
                                  Title: Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number
(Referenced
to Item 601
of Reg. S-K)


2.5 Stock Purchase Agreement by and among Stonepath Logistics, Inc., Stonepath Group, Inc. and M.G.R., Inc, Distribution Services, Inc., Contract Air, Inc. , the Shareholders of M.G.R., Inc., Distribution Services, Inc., Contract Air, Inc. and Gary A. Koch (as Shareholders' Agent)

2.6 First Amendment to Stock Purchase Agreement by and Among Stonepath Logistics, Inc., Stonepath Group, Inc. and M.G.R., Inc, Distribution Services, Inc., Contract Air, Inc., the Shareholders of M.G.R., Inc., Distribution Services, Inc., Contract Air, Inc. and Gary A. Koch (as Shareholders' Agent)

10.65 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc. and Jack E. Duffey

10.66 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc. and David A. Koch

10.67 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc. and Robert G. Heydt

10.68 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc. and James R. Such

10.69 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc and Robert C. Carlson

10.70 Executive Employment Agreement dated as of October 5, 2001 between M.G.R., Inc and Gary A. Koch

23     Consent of Independent Accountants

99.1   Press Release dated October 8, 2001

99.2   Press Release dated October 10, 2001